As filed with the Securities and Exchange Commission on November 30, 2023.
Registration No. 333-275645

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BioLife Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-3076866
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3303 Monte Villa Parkway, Suite 310, Bothell, Washington, 98021
(425) 402-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roderick de Greef
Chief Executive Officer
BioLife Solutions, Inc.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington, 98021
(425) 402-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael A. Hedge
Jason C. Dreibelbis
K&L Gates LLP
1 Park Plaza
Twelfth Floor
Irvine, California 92614
(949) 253-0900

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Pre-Effective Amendment No. 1 (the “Amendment”) is being filed to amend the Registration Statement on Form S-3 (File No. 333-275645), originally filed by the registrant on November 17, 2023 (the “Registration Statement”). The sole purpose of this Amendment is to include Exhibit 10.1, the Securities Purchase Agreement, dated October 19, 2023, by and between the registrant and the selling stockholder, as an exhibit on the Exhibit Index hereto. Accordingly, this Amendment consists only of the cover page of the Registration Statement, this Explanatory Note, the amended Exhibit Index to the Registration Statement and the signature pages. This Amendment does not modify any provision of the prospectus contained in Part I or the balance of Part II of the Registration Statement.

Item 16. Exhibits

Exhibit Number	Description
3.1**	Amended and Restated Certificate of Incorporation of BioLife Solutions, Inc. (included as Exhibit 4.1 to the Registration Statement on Form S-8 filed on June 24, 2013).
3.2**	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BioLife Solutions, Inc. (included as Exhibit 3.1 to the Current Report on Form 8-K filed on January 30, 2014).
3.3**	Amended and Restated Bylaws of BioLife Solutions, Inc., effective April 25, 2013 (included as Exhibit A to the Registrant’s Definitive Information Statement on Schedule 14C filed March 27, 2013).
3.4**	Certificate of Designations, Preferences, and Rights of Series A Preferred Stock (included as Exhibit 3.1 to the current report on Form 8-K filed on July 6, 2017).
4.1**	Specimen Common Stock Certificate (included as Exhibit 4.1 to the current report on Form 10-K filed on February 12, 2014).
4.2**
Registration Rights Agreement, by and between BioLife Solutions, Inc. and the investor listed on the signature page thereto, dated as of October 19, 2023 (included as Exhibit 10.2 to the current report on Form 8-K filed on October 19, 2023).

5.1**	Opinion of K&L Gates LLP.
10.1
Securities Purchase Agreement, by and between BioLife Solutions, Inc. and the investor listed on the signature page thereto, dated as of October 19, 2023 (included as Exhibit 10.1 to the current report on Form 8-K filed on October 19, 2023).

23.1**	Consent of Grant Thornton LLP, independent registered public accounting firm.
23.2**	Consent of BDO USA, P.C., independent registered public accounting firm.
23.3**	Consent of K&L Gates LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page).
107**	Filing Fee Table.
__________________
**Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on November 30, 2023.

BIOLIFE SOLUTIONS, INC.
By:	/s/ Roderick de Greef
Roderick de Greef
President and Chief Executive Officer (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Roderick de Greef	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 30, 2023
Roderick de Greef

/s/ Troy Wichterman	Chief Financial Officer (Principal Financial and Accounting Officer)	November 30, 2023
Troy Wichterman

*	Director	November 30, 2023
Joseph Schick

*	Director	November 30, 2023
Amy DuRoss

*	Director	November 30, 2023
Rachel Ellingson

*	Director	November 30, 2023
Joydeep Goswami

*	Director	November 30, 2023
Tim Moore
__________________
*By Troy Wichterman as Attorney-in-Fact.